       AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1994

                                                    REGISTRATION NO. 33-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              --------------------

                        AMVESTORS FINANCIAL CORPORATION

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                KANSAS                                      48-1021516
    (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

       415 SOUTHWEST EIGHTH AVENUE
             TOPEKA, KANSAS                                   66603
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                              --------------------

                        AMVESTORS FINANCIAL CORPORATION
                      1989 NONQUALIFIED STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                              --------------------

                              RALPH W. LASTER, JR.
   CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                        AMVESTORS FINANCIAL CORPORATION
                          415 SOUTHWEST EIGHTH AVENUE
                              TOPEKA, KANSAS 66603
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (913) 232-6945

                              --------------------

                                    COPY TO:

  ROBERT M. LAROSE, ESQ.                   MICHAEL H. MILLER, ESQ.
   THOMPSON & MITCHELL        ASSISTANT GENERAL COUNSEL AND ASSISTANT SECRETARY
  ONE MERCANTILE CENTER                AMVESTORS FINANCIAL CORPORATION
ST. LOUIS, MISSOURI 63101                415 SOUTHWEST EIGHTH AVENUE
      (314) 231-7676                         TOPEKA, KANSAS 66603
                                                (913) 295-4401

                                                  CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE TO SECURITIES            AMOUNT TO BE             OFFERING PRICE           AGGREGATE OFFERING             AMOUNT OF
TO BE REGISTERED               REGISTERED(1)             PER SHARE(2)                 PRICE(2)               REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE     217,047 SHARES              $10.00                    $2,170,470                  $748.44
- ------------------------------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock set forth is the number of additional shares that have been authorized for issuance under the Plan (as adjusted for a 2.5 for 1 reverse stock split effective June 11, 1993) and are being registered pursuant to this Registration Statement. Such additional number of shares of Common Stock are hereby registered pursuant to
    Rule 416(a) as may become available for issuance under the terms of the Plan to give effect to stock splits, stock dividends and similar transactions.

(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon a price of $10.00 per share, being the average of the high and low prices per share as reported by the National Association of Securities Dealers Automated Quotations System National Market System on March 25, 1994.

                        AMVESTORS FINANCIAL CORPORATION
                     1989 NONQUALIFIED STOCK OPTION PLAN

The contents of the Registration Statement on Form S-8, relating to the Plan, Registration No. 33-31155, as filed with the Securities and Exchange Commission on September 19, 1989, is incorporated herein by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         ---------

            5 Opinion of Thompson & Mitchell as to the legality of the securities to be issued.

         23.1    Consent of Deloitte & Touche.

         23.2 Consent of Thompson & Mitchell (set forth in Exhibit 5 hereto).

         24      Power of Attorney (set forth on signature page hereto).

Item 9.  Undertakings.
         -------------

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933,
    ---------------
the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on November 12, 1993.



                                   AMVESTORS FINANCIAL CORPORATION

                                   By: /s/ Ralph W. Laster, Jr.
                                       ----------------------------------
                                   Ralph W. Laster, Jr.
                                   Chairman of the Board, Chief Executive
                                   Officer and Chief Financial Officer



                               POWER OF ATTORNEY

    We, the undersigned officers and directors of AmVestors Financial Corporation hereby severally and individually constitute and appoint Ralph W. Laster, Jr. and Mark V. Heitz, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes and any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.
    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                   TITLE                                        DATE
          ---------                                   -----                                        ----
/s/ Ralph W. Laster, Jr.                              Chairman of the Board,                       March 30, 1994
- ------------------------------                        Chief Executive Officer,
Ralph W. Laster, Jr.                                  Chief Financial Officer and Director
                                                      (Principal Executive Officer and
                                                      Principal Accounting Officer)


/s/ Mark V. Heitz                                     President, General Counsel                   March 30, 1994
- ------------------------------                        and Director
Mark V. Heitz

                                    3

          SIGNATURE                                   TITLE                                        DATE
          ---------                                   -----                                        ----

/s/ John Q. Adams,Jr.                                 Director                                     March 30, 1994
- ------------------------------
John Q. Adams, Jr.


/s/ Janis L. Andersen                                 Director                                     March 30, 1994
- ------------------------------
Janis L. Andersen


/s/ Robert G. Billings                                Director                                     March 30, 1994
- ------------------------------
Robert G. Billings


/s/ R. Rex Lee                                        Director                                     March 30, 1994
- ------------------------------
R. Rex Lee, M.D.


/s/ Robert R. Lee, II                                 Director                                     March 30, 1994
- ------------------------------
Robert R. Lee, II


/s/ James V. O'Donnell                                Director                                     March 30, 1994
- ------------------------------
James V. O'Donnell


/s/ Jack H. Brier                                     Director                                     March 30, 1994
- ------------------------------
Jack H. Brier


/s/ Robert T. McElroy                                 Director                                     March 30, 1994
- ------------------------------
Robert T. McElroy, M.D.

                                    4
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
                                                           EXHIBIT INDEX
                                                           -------------
EXHIBIT NO.                                                                                                           PAGE
- -----------                                                                                                           ----
   5                        Opinion of Thompson & Mitchell as to the legality of the securities to be issued.          6

23.1                        Consent of Deloitte & Touche.                                                              8

23.2                        Consent of Thompson & Mitchell (set forth in Exhibit 5 hereto).                            6

24                          Power of Attorney (set forth on signature page hereto).

                                    5